       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2001
                                                  REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                     K2 INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                            3949                  95-2077125
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employee
 incorporation or organization)    Classification Code Number)   Identification
                                                                    Number)

                               -------------------

                            4900 SOUTH EASTERN AVENUE
                          LOS ANGELES, CALIFORNIA 90040
                                 (323) 724-2800

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                                 ANDREW E. BOGEN
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If any of the securities being reported on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


------------------------------- ------------------------ ------------------------- ------------------------- -------------------
    TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
  SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED   OFFERING PRICE PER UNIT  AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------- ------------------------ ------------------------- ------------------------- -------------------
Common Stock (1), par value        6,500,000 shares             $8.35 (2)                $54,275,000             $13,568.75
$1.00 per share

------------------------------- ------------------------ ------------------------- ------------------------- -------------------

----------------
(1) Also includes associated preferred share rights to purchase shares of K2 common stock, which preferred rights are not currently separable from the shares of common stock and not currently exercisable.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share sale price of K2 common stock on the New York and Pacific Stock Exchanges on May 7, 2001.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.


================================================================================

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. K2 INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND K2 INC. IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    Subject to Completion, Dated May 8, 2001

                                     K2 INC.

                        6,500,000 SHARES OF COMMON STOCK

                               -------------------

         This prospectus is part of a registration statement (No. 333-        )
that K2 Inc. ("K2") filed with the Securities and Exchange Commission using the shelf registration process. This prospectus covers up to 6,500,000 shares of common stock that K2 may offer and issue from time to time to acquire other securities, businesses or assets. K2 and the owners or controlling persons of the securities, businesses or assets that K2 acquires will negotiate the price, structure and other terms of these transactions. Persons to whom K2 issues common stock under this prospectus may also use this prospectus to resell the common stock. K2 has not fixed a period of time during which the common stock offered by this prospectus may be offered or sold.

         K2 does not expect to pay underwriting discounts or commissions with respect to the common stock covered by this prospectus. However, K2 may pay finders' or other fees to persons who assist K2 in finding securities, businesses or assets to acquire. Any such person to whom K2 pays a finder's or other fee may be considered an "underwriter" under the Securities Act of 1933.

         K2's Common Stock is traded on the New York and Pacific Stock Exchanges (symbol: KTO). On May 7, 2001, the last reported per share sale price of K2 common stock was $8.37.

                               -------------------

         INVESTING IN K2 COMMON STOCK INVOLVES RISK.  SEE "RISK FACTORS" ON
PAGE 1.

                               -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               -------------------

         This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                               -------------------

                          Prospectus dated May 8, 2001

                                TABLE OF CONTENTS


                                                                                                            PAGE
About This Prospectus.........................................................................................1

K2 Inc........................................................................................................1

Risk Factors..................................................................................................1

Terms of the Transactions.....................................................................................2

Use of Proceeds...............................................................................................3

Description of Common Stock...................................................................................3

Selling Stockholders..........................................................................................3

Financial Information.........................................................................................3

Validity of Securities........................................................................................3

Experts.......................................................................................................4

Additional Information........................................................................................4

Incorporation of Certain Documents by Reference...............................................................4



THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT K2 INC. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. AS DESCRIBED UNDER THE CAPTIONS "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AND "ADDITIONAL INFORMATION," THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO THE SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST TO K2 INC., 4900 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, A REQUEST MUST BE MADE NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE THE DATE OF AN INVESTMENT DECISION.

                              ABOUT THIS PROSPECTUS

         Under the shelf registration process, K2 may offer, from time to time, up to 6,500,000 shares of common stock to acquire other securities, businesses or assets. All of the shares of common stock offered by this prospectus may, subject to certain conditions, also be offered and resold from time to time pursuant to this prospectus by stockholders who receive K2's common stock in the acquisitions. This prospectus provides a general description of the common stock that K2 may offer and issue and that may be offered and sold by selling stockholders. K2 may add, update or change the information that is contained in this prospectus by means of one or more prospectus supplements. Before investing in the common stock, both this prospectus and any prospectus supplement, together with additional information described under the heading "Additional Information," should be carefully reviewed. K2's principal executive office is located at 4900 South Eastern Avenue, Los Angeles, California 90040, and the telephone number is (323) 724-2800.

                                     K2 INC.

         K2 is a premier, branded consumer products company with a primary focus on sporting goods and other recreational products as well as certain niche industrial products. K2 offers a diverse portfolio of products used primarily in individual sports activities such as alpine skiing, snowboarding, in-line skating, mountain and BMX biking, fishing and watersport activities. K2's sporting goods include several name brand lines such as K2 and OLIN alpine skis, K2, RIDE AND MORROW snowboards, boots and bindings, K2 in-line skates, K2 KICKBOARD scooters, K2 bikes, SHAKESPEARE fishing rods and reels, STEARNS personal flotation devices, rainwear, and wet suits and K2 backpacks. K2's other recreational products include HILTON corporate casual apparel, PLANET EARTH skateboards and apparel and ADIO shoes. K2's industrial products consist primarily of SHAKESPEARE monofilament line used in weed trimmers, in paper mills and as fishing line, and SHAKESPEARE fiberglass and composite marine antennas, and composite utility and decorative light poles. Founded in 1946, K2 has grown to over $670 million in annual sales through a combination of internal growth and strategic acquisitions. Registered and other trademarks and trade names of K2 products are italicized.

         In recent years, K2 has aggressively expanded into several new sporting goods markets in the United States, Europe and Japan, including KICKBOARD scooters, in-line skates, snowboards, footwear and fishing tackle reels and kits and combos. Management believes these newer products have benefited from the brand strength, reputation, distribution, and the market share positions of other K2 products, several of which are now among the top brands in their respective markets. For example, management believes K2 has the #1 market position in worldwide in-line skates and in premium-priced scooters in Europe, and the #2 market position worldwide in snowboard products. Management also believes that STEARNS has the #1 worldwide market position in personal flotation devices and that SHAKESPEARE leads in domestic fishing rods, reels, kits and combo sales, while the UGLY STIK is the top selling line of moderately priced fishing rods.

                                  RISK FACTORS

         Investing in K2's common stock involves risks. Prominent among the risk factors affecting K2 are the following:

            o RECENT ECONOMIC DEVELOPMENTS. The three principal markets for K2 products are North America, Europe and Asia, and significant portions of the products sold are manufactured in China. Adverse developments affecting the general economy in each region in recent months, including a general tightening of the availability of credit, increasing energy costs, declining consumer confidence and significant declines in the stock markets, could lead to a reduction in discretionary spending for consumer products. Sales of K2 products could suffer as the result. Additionally, higher energy costs coupled with a potential decline in sales, could result in lower earnings for K2.

            o FINANCIAL CONDITION OF CUSTOMERS. A large portion of K2 sales are to sporting goods retailers. Many of K2's smaller retailers and some larger retailers are not strongly capitalized. Adverse conditions in the sporting goods retail industry can adversely impact the ability of retailers to purchase K2 products, except on credit terms which would involve significant risks of nonpayment.

            o CHANGES IN CURRENCY EXCHANGE RATES. Approximately 31% of K2 sales are denominated in foreign currencies and are subject to exchange rate fluctuation risk. Although K2 engages in some hedging activities to reduce foreign exchange transaction risk, changes in the exchange rates between the United States dollar and the currencies of Europe and Asia could make K2 products less competitive in foreign markets, and could reduce the sales and earnings represented by foreign currencies. Additionally, fluctuations of the dollar against foreign currencies could result in an increase in cost of products sold in foreign markets reducing margins and earnings.

            o UNEXPECTED DELAYS AND INCREASED MANUFACTURING CAPACITY IN CHINA. K2 has continued to increase its manufacturing capacity in China and to shift production from the United States. Failure to complete the transition efficiently could result in late deliveries, lower sales and earnings, and unanticipated costs.

            o UNFAVORABLE POLITICAL DEVELOPMENTS. K2's business is dependent on international trade, both for sales of finished goods and low-cost sourcing of products. Any political developments adversely affecting trade with Europe or Asia, including China, could severely impact K2 results of operations.

            o COMPETITIVE DEVELOPMENTS AND INITIATIVES BY K2'S COMPETITORS. New product introductions, financial incentives to retailers, the affects of excess industry capacity and other initiatives by K2 competitors could weaken the market position of K2 products.

            o RAPID CHANGES IN MARKETING STRATEGIES, PRODUCT DESIGN, STYLES AND TASTES. Consumer demand for recreational products is strongly influenced by matters of taste and style. Further, development of the internet is leading to dramatic changes in product marketing and distribution. K2's success is dependent, in significant part, on its ability to keep abreast of, and lead, such changes.

            o WEATHER. Sales of K2's recreational products are strongly influenced by the weather. Poor snow conditions in the winter or summer conditions unfavorable to outdoor sports can adversely affect sales of important K2 products. Also, adverse weather conditions and a poor economy could negatively affect K2's sales and earnings due to its dependence on reorders.

                            TERMS OF THE TRANSACTIONS

         K2 expects to negotiate with the owners or controlling persons of the securities, businesses or assets to be acquired the price, structure and other terms of the transactions that involve the issuance of the common stock covered by this prospectus. The factors that K2 may take into account in negotiating these transactions may include:

            o  the market value of K2's common stock;

            o the market value of the securities, businesses or assets to be acquired; and

            o the market value, management, strategic market position, assets, cash flow and growth potential of any business to be acquired.

                                 USE OF PROCEEDS

         Other than the securities, businesses or assets that K2 acquires, K2 will not receive proceeds from transactions in connection with which K2 issues securities pursuant to this prospectus.

                           DESCRIPTION OF COMMON STOCK

         K2's common stock is currently listed on the New York and Pacific Stock Exchanges (symbol: KTO). For the complete terms of K2's common stock and related preferred stock purchase rights, please refer to the descriptions contained in K2's Registration Statement on Form 8-A, filed on August 21, 1989, as amended, and K2's Registration Statement set forth on Form 8-A, filed on August 9, 1999, respectively, as incorporated herein by reference. Further information regarding K2's common stock can be found in K2's Restated Certificate of Incorporation and By-laws that are incorporated by reference into the registration statement that includes this prospectus.

                              SELLING STOCKHOLDERS

         In general, the persons to whom K2 issues securities under this prospectus will be able to resell those securities in the public markets without further registration and without being required to deliver a prospectus. However, certain persons who are "affiliates" of a company acquired by K2 (as such term is defined in the rules of the Securities and Exchange Commission) may be deemed "underwriters" in connection with the sale of K2 securities received hereunder, unless such securities are sold pursuant to the provisions of SEC Rule 145. Sales of K2 securities by persons deemed "underwriters" may be made pursuant to this prospectus and the SEC registration statement of which it is a part. For any such sales, K2 will provide information concerning the selling stockholders in a prospectus supplement.

                              FINANCIAL INFORMATION

         K2's latest Form 10-K, which contains important financial and operating data regarding K2 for each of the last five fiscal years ended December 31, 2000, is incorporated herein by reference. Potential investors should carefully consider K2's operating results and financial conditions contained in the Form 10-K, together with other risks that could materially and adversely affect K2's business, before making an investment decision.

                             VALIDITY OF SECURITIES

         Gibson, Dunn & Crutcher LLP, Los Angeles, California, will opine for K2 as to the validity of the offered securities.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of K2 at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in its report dated February 23, 2001 included in K2's Annual Report on Form 10-K for the year ended December 31, 2000. K2 incorporates by reference such consolidated financial statements in this prospectus in reliance upon Ernst & Young LLP's report given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         K2 files annual, quarterly and special reports, proxy statements and other information with the SEC. Prospective investors can find, copy and inspect information filed by K2 at the following locations of the SEC:


 Judiciary Plaza, Room 1024   Seven World Trade Center,     Citicorp Center
450 Fifth Street, N.W. Street       Suite 1300           500 West Madison Street
  Washington, D.C. 20549      New York, New York 10048        Suite 1400
                                                         Chicago, Illinois 60661

         Prospective investors can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, at prescribed rates. Prospective investors can also call the SEC at (800) SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like K2, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         K2's common stock trades on the New York and Pacific Stock Exchanges under the symbol "KTO." Therefore, prospective investors can inspect reports, proxy statements and other information about K2 at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 or at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 and 233 South Beaudry Ave., Los Angeles, California 90012.

         This prospectus is part of a registration statement that K2 filed with the SEC. The registration statement contains more information than this prospectus regarding K2 and its securities, including certain exhibits and schedules. Prospective investors can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows K2 to "incorporate by reference" into this prospectus information that K2 files with the SEC in other documents. This means that K2 can disclose important business and financial information to potential investors by referring to other documents that contain that information. Any information that K2 incorporates by reference is considered part of this prospectus. The documents and reports listed below are incorporated by reference into this prospectus. In addition, all documents and reports that K2 file pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that K2 file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

         K2 has filed the following documents with the SEC. These documents are incorporated by reference in this prospectus as of their respective dates of filing:

         (1) K2's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 30, 2001;

         (2) Description of K2 common stock set forth in K2's Registration Statement on Form 8-A, filed on August 21, 1989;

         (3) Amendment No. 1 to the description of K2 common stock set forth in K2's Registration Statement on Form 8-A/A, filed on January 23, 1998;

         (4) Description of K2 preferred stock purchase rights set forth in K2's Registration Statement on Form 8-A, filed on August 9, 1999;

         (5) all K2 filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the consummation of any transaction; and

         (6) all K2 filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement.

         These documents contain important information about K2, K2's common stock, and K2's financial condition.

         K2 incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and proxy statements.

         Prospective investors can obtain any of the documents incorporated by reference in this document from K2 without charge at the following:

         K2 INC.
         4900 SOUTH EASTERN AVENUE
         LOS ANGELES, CALIFORNIA 90040
         (323) 724-2800

         In order to obtain timely delivery, prospective investors must request this information no later than five business days before making an investment decision.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         K2's Restated Certificate of Incorporation provides that K2 will, to the fullest extent permitted by the DGCL, indemnify and hold harmless, all persons whom K2 has the power to indemnify against all expenses, liabilities and losses incurred by them by reason of having been officers or directors of K2.

         K2's Restated Certificate of Incorporation also provides that the directors of K2 will not be personally liable for monetary damages to K2 or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to K2 or its stockholders, (ii) for acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit, in respect of which such breach of fiduciary duty occurred. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of K2 shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBITS
--------------------------------------------------------------------------------

         3.1 Restated Certificate of Incorporation, dated May 4, 1989, filed as Exhibit (3)(a) to Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.

         3.2 Certificate of Amendment of Restated Certificate of Incorporation, dated May 31, 1995, filed as Exhibit 3(a)(ii) to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

         3.3 Certificate of Amendment of Restated Certificate of Incorporation, dated May 24, 1996, filed as Exhibit 3(i) to Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

         3.4 By-Laws of K2, Inc., as amended and restated, filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

         4.1 Rights Agreement dated as of July 1, 1999 between K2 Inc. and Harris Trust Company of California, as Rights Agent which includes thereto the Form of Rights Certificate to be distributed to holders of Rights after the Distribution, filed as Item 2, Exhibit 1 to Form 8-A filed August 9, 1999 and incorporated herein by reference.

         5.1*   Opinion of Gibson, Dunn & Crutcher, dated May 7, 2001

         10.1 Note Agreement Re: $40,000,000 8.39% Senior Notes due November 20, 2004 dated as of October 15, 1992, filed as Exhibit (10)(b) to Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

         10.2 First Amendment to the Note Agreements, dated May 1, 1996, filed as Exhibit 10.04 to Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

         10.3 Second Amendment to the Note Agreements, dated December 1, 1999, and filed as Exhibit (10)(A)(2) to Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

         10.4 Guaranty Agreement Re: $40,000,000 8.39% Senior Notes due November 30, 2004 of K2 Inc. dated as of December 1, 1999, and filed as Exhibit (10)(A)(3) to Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

         10.5 Note Agreement Re: $50,000,000 8.41% Series 1999-A Senior Notes due December 1, 2009, dated as of December 1, 1999, filed as
                Exhibit 10(C) to Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

         10.6 Credit Agreement among K2 Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuing Lender and the Other Financial Institutions Party Hereto dated as of December 21, 1999, filed as Exhibit 10(D) to Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

         10.7 Amended and Restated Transfer and Administration Agreement among Enterprise Funding Corp. as the Company, K2 Funding, Inc. as the Transferor, K2 Inc. as the Master Servicer, and Bank of America, National Association as Agent and Bank Investor dated as of April 4, 2000, filed as Exhibit 10(a) to Form 10-Q for the quarter ended June 30, 2000 and incorporated herein by reference.

         10.8 1988 Incentive Stock Option Plan filed as Exhibit A to the Proxy Statement for the Annual Meeting of Shareholders held on May 5, 1988 and incorporated herein by reference.

         10.9 Anthony Industries, Inc. Non-Employee Directors' Benefit Plan effective May 1, 1992, filed as Item 6, Exhibit (a)(28) of Form 10-Q for the quarter ended March 31, 1992 and incorporated herein by reference.

         10.10 K2 Inc. Executive Officers' Incentive Compensation Plan adopted August 5, 1993 as amended December 17, 1996, filed as Exhibit 10(d)(7) to Form 10-K for the year ended December 31, 1996 and incorporated herein by reference

         10.11 1994 Incentive Stock Option Plan, filed as Exhibit A to the Proxy Statement for the Annual Meeting of Shareholders held on May 5, 1994 and incorporated herein by reference.

         10.12 Employment agreement dated May 8, 1998 between K2 Inc. and Richard M. Rodstein, filed as Item 6, Exhibit 10.01 of Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.

         10.13  Employment agreement dated May 8, 1998 between K2 Inc. and John
                J. Rangel, filed as Item 6, Exhibit 10.02 of Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.

         10.14 1999 Incentive Stock Option Plan, filed as Exhibit A to the Proxy Statement for the Annual Meeting of Shareholders held on May 6, 1999 and incorporated herein by reference.

         21.1 Subsidiaries of K2, filed as Exhibit (21) of Form 10-K for the year ended December 31, 2000, filed on March 30, 2001 and incorporated herein by reference

         23.1*  Consent of Independent Auditors, dated May 3, 2001

*  Filed herewith.

------------------------

ITEM 22. UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The registrant undertakes that every prospectus that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 8, 2001.
                                K2 INC.


                                By:    /s/ RICHARD M. RODSTEIN
                                    --------------------------------------------
                                    Name:  Richard M. Rodstein
                                    Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           SIGNATURE                                 TITLE                          DATE
--------------------------------     -----------------------------------------   -----------

/s/ RICHARD M. RODSTEIN               Director, President and Chief Executive    May 8, 2001
--------------------------------       Officer (Principal Executive Officer)
Richard M. Rodstein

/s/ JOHN J. RANGEL                   Senior Vice President--Finance (Principal   May 8, 2001
--------------------------------         Finance and Accounting Officer)
John J. Rangel

/s/ RICHARD J. HECKMANN                   Director, Chairman of the Board        May 8, 2001
--------------------------------
Richard J. Heckmann

/s/ JERRY E. GOLDRESS                                 Director                   May 8, 2001
--------------------------------
Jerry E. Goldress

/s/ WILFORD D. GODBOLD, JR.                           Director                   May 8, 2001
--------------------------------
Wilford D. Godbold, Jr.

/s/ ROBIN E. HERNREICH                                Director                   May 8, 2001
--------------------------------
Robin E. Hernreich

                                                      Director                   May 8, 2001
--------------------------------
Lou Holtz

/s/ STEWART M. KASEN                                  Director                   May 8, 2001
--------------------------------
Stewart M. Kasen

/s/ JOHN H. OFFERMANS                                 Director                   May 8, 2001
--------------------------------
John H. Offermans

/s/ ALFRED E. OSBORNE, JR.                            Director                   May 8, 2001
--------------------------------
Alfred E. Osborne, Jr.


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